UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT






PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    March 14, 1994




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000













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Item 5.  Other Events.



Reference is made to Part II - OTHER INFORMATION, Item 1, Legal Proceedings. as reported in Meredith Corporation's Form 10-Q report for the quarterly period ended December 31, 1993.

On March 14, 1994, Meredith Corporation received a favorable decision from the United States Tax Court relating to the federal income tax deficiency notices for its 1986 through 1990 tax years.

The dominant issue, determined in favor of the Company, involved the tax basis and ability to amortize the Ladies' Home Journal subscriber relationships. Because the Tax Court applied the 1993 decision of the United States Supreme Court in Newark Morning Ledger Co. v. United States to the facts of the Company's case, the Company believes an appeal by the Internal Revenue Service of the Tax Court's opinion is unlikely.

If the Internal Revenue Service does not appeal the Tax Court's decision, the Company has no remaining exposure to the $12 million potential tax cost that was previously reported. In addition, the Company believes this decision may have a material and favorable impact on its net earnings.





















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                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                              MEREDITH CORPORATION
                              Registrant




                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)














Date:  March 22, 1994







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